UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2008
PROLIANCE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13894	34-1807383
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
100 Gando Drive, New Haven, Connecticut 06513
(Address of principal executive offices, including zip code)
(203) 401-6450
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01. OTHER EVENTS
Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EX-99.1: PRESS RELEASE

Item 8.01.	OTHER EVENTS
On October 21, 2008, Proliance International, Inc. (the “Company”) issued a press release announcing that the Company remains on track to achieve its previously announced guidance of adjusted operating income in the range of about $20 million for the full year 2008. As previously reported, the guidance excludes one-time costs related to the Southaven casualty event and expenses associated with amendments to the Company’s credit facility. The press release also announced the schedule for the Company’s third quarter conference call. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibit-The following exhibit is filed as part of this report:
99.1	Press Release dated October 21, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLIANCE INTERNATIONAL, INC.
Date: October 21, 2008	By:	/s/ Arlen F. Henock
Arlen F. Henock
Executive Vice President and Chief Financial Officer